Exhibit 99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Impact Equity Fund - Investor Shares $ 1,717
Domini Impact Equity Fund - Class A Shares $ 288
Domini Impact Equity Fund - Institutional Shares $ 1,663
Domini Impact Equity Fund - Class R Shares $ 979

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Impact Equity Fund - Investor Shares $ 0.0607
Domini Impact Equity Fund - Class A Shares $ 1.237
Domini Impact Equity Fund - Institutional Shares $ 0.2928
Domini Impact Equity Fund - Class R Shares $ 1.860

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Impact Equity Fund - Investor Shares 29,284
Domini Impact Equity Fund - Class A Shares 331
Domini Impact Equity Fund - Institutional Shares 6,108
Domini Impact Equity Fund - Class R Shares 897

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Impact Equity Fund - Investor Shares $24.79
Domini Impact Equity Fund - Class A Shares $24.79
Domini Impact Equity Fund - Institutional Shares $24.79
Domini Impact Equity Fund - Class R Shares $24.79

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Impact International Equity Fund - Investor Shares $ 14,590
Domini Impact International Equity Fund – Class A Shares $ 1,929
Domini Impact International Equity Fund - Institutional Shares $12,876

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Impact International Equity Fund - Investor Shares $ 0.2015
Domini Impact International Equity Fund – Class A Shares $ 0.1959
Domini Impact International Equity Fund - Institutional Shares $ 0.2315

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Impact International Equity Fund - Investor Shares 77,572
Domini Impact International Equity Fund - Class A Shares 9,654
Domini Impact International Equity Fund - Institutional Shares 58,423

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Impact International Equity Fund - Investor Shares $9.47
Domini Impact International Equity Fund - Class A Shares $9.97
Domini Impact International Equity Fund - Institutional Shares $9.45